                            AMENDMENT AND NOVATION OF

                             PARTICIPATION AGREEMENT

AFSG Securities Corporation, ("AFSG") the undersigned, for and in consideration of the furtherance of the business purposes of Transamerica Capital, Inc. ("TCI"), does hereby substitute TCI in all of AFSG's rights, title, interest in and to, and duties, obligations and responsibilities under the Participation Agreement ("Agreement") between AFSG, AIM Variable Insurance Funds, A I M Distributors, Inc., and Peoples Benefit Life Insurance Company dated February 1, 2001 including all schedules, addenda, and exhibits thereto, and amendments thereof prior to the date of this Amendment and Novation.

This Amendment and Novation is complete and irrevocable.

By acknowledging this Amendment and Novation AIM Variable Insurance Funds, A I M Distributors, Inc., and Peoples Benefit Life Insurance Company waive and release AFSG from all duties, liabilities or responsibilities under the Agreement, including any required notices of, or time periods for, termination or amendment of the Agreement. Notwithstanding any provision in the Agreement providing for the termination of the Agreement upon its amendment, AIM Variable Insurance Funds, A I M Distributors, Inc., and Peoples Benefit Life Insurance Company hereby consent to this Amendment and Novation and agree to enter into a new Participation Agreement (the "New Agreement") with TCI upon any termination of the Agreement that may be deemed to occur by virtue of this Amendment and Novation. The substantive terms of the New Agreement shall be identical to the current substantive terms of the Agreement and shall remain in full force and effect unless otherwise specifically amended herein or in writing signed by the parties hereafter.

The undersigned further agree that the New Agreement shall reflect the following:

     1. All references in the New Agreement to "AFSG Securities Corporation" or "AFSG" as applicable shall be replaced by "Transamerica Capital, Inc." or "TCI" as applicable.

     2. Any future communications under the New Agreement shall be delivered as follows:
          Mr. Dennis Gallagher, General Counsel
          Transamerica Fund Complex
          570 Carillon Parkway
          St. Petersburg, FL 33716

This Amendment and Novation shall be effective as of the 1st day of May, 2007.

IF AIM VARIABLE INSURANCE FUNDS, A I M DISTRIBUTORS, INC., AND PEOPLES BENEFIT LIFE INSURANCE COMPANY DO NOT ACKNOWLEDGE THIS AMENDMENT AND NOVATION IN WRITING BY MAY 1, 2007, SUBMISSION OF AN APPLICATION OR ORDER FOR AIM VARIABLE INSURANCE FUNDS, A I M DISTRIBUTORS, INC., AND PEOPLES BENEFIT LIFE INSURANCE COMPANY ON OR AFTER MAY 1, 2007, SHALL BE DEEMED WRITTEN CONSENT BY AIM VARIABLE INSURANCE FUNDS, A I M DISTRIBUTORS, INC., AND PEOPLES BENEFIT LIFE INSURANCE COMPANY TO THIS AMENDMENT AND NOVATION.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Novation as of May 1, 2007.

AFSG Securities Corporation             Transamerica Capital, Inc.


By: /s/ Kyle Keelan                     By: /s/ Robert Frederick
    ---------------------------------       ------------------------------------
NAME: Kyle Keelan                       NAME: Robert Frederick
TITLE: Senior Vice President            TITLE: COO & Executive Vice President
Date: 04/01/2007                        Date: 04/01/2007



ACKNOWLEDGED AND ACCEPTED BY            ACKNOWLEDGED AND ACCEPTED BY
AIM Variable Insurance Funds:           A I M Distributors, Inc.:


Signed: /s/ Donna F. Anderson           Signed: /s/ Gene L. Needles
        -----------------------------           --------------------------------
Print Name: Donna F. Anderson           Print Name: Gene L. Needles
Title: Assistant Vice President         Title: President
Date: 5/30/07                           Date: 5/21/07


ACKNOWLEDGED AND ACCEPTED BY
Peoples Benefit Life Insurance
Company:


Signed:  /s/ Priscilla I. Hechler
        -----------------------------
Print Name: Priscilla I. Hechler
Title: Assistant Vice President
       and Assistant Secretary
Date: 5/11/07